                                                                    EXHIBIT 10.1


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                         CREDIT AND SECURITY AGREEMENT

                                  BY AND AMONG

                            EAGLE GEOPHYSICAL, INC.
                        EAGLE GEOPHYSICAL ONSHORE, INC,
                       EAGLE GEOPHYSICAL OFFSHORE, INC.,
                  EAGLE GEOPHYSICAL ROYALTY, INC. (F/K/A EAGLE
                          GEOPHYSICAL LEASING, INC.),
                       EAGLE GEOPHYSICAL DE MEXICO, INC.,
                        EAGLE FRONT END SERVICES, INC.,
                      EAGLE GEOPHYSICAL MANAGEMENT, INC.,
                          EAGLE GEOPHYSICAL GOM, INC.,
                        EAGLE FRONT END SERVICES, LTD.,
                      EAGLE GEOPHYSICAL DE COLOMBIA, INC.
                        EAGLE GEOPHYSICAL DE PERU, INC.,
                             AUSTRAL HORIZON, INC.,
                             ATLANTIC HORIZON, INC.
                       EAGLE GEOPHYSICAL DE BOLIVIA, INC.
                      EAGLE GEOPHYSICAL DE ARGENTINA, INC.
                     AND EAGLE GEOPHYSICAL DE ECUADOR, INC.

                                      AND

                         NORWEST BUSINESS CREDIT, INC.


                          Dated as of: MARCH 26, 1999

                                 [NORWEST LOGO]






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                               Table of Contents


ARTICLE I  Definitions                                                                                            1
    Section 1.1 Definitions.......................................................................................1
    Section 1.2 Cross References.................................................................................14

ARTICLE II  Amount and Terms of the Credit Facility                                                              14
    Section 2.1 Revolving Advances...............................................................................14
    Section 2.2 Foreign Accounts.................................................................................15
    Section 2.3 Letters of Credit................................................................................15
    Section 2.4 Payment of Amounts Drawn Under Letters of Credit; Obligation of
    Reimbursement................................................................................................15
    Section 2.5 Special Account..................................................................................16
    Section 2.6 Obligations Absolute.............................................................................16
    Section 2.7 Procedures for Borrowing.........................................................................17
    Section 2.8 Converting Floating Rate Advances to Eurodollar Advances; Procedures.............................18
    Section 2.9 Procedures at End of a Interest Period...........................................................18
    Section 2.10 Setting and Notice of Rates.....................................................................19
    Section 2.11 Funding Losses..................................................................................19
    Section 2.12 Right of Lender to Fund through Other Offices...................................................19
    Section 2.13 Discretion of Lender as to Manner of Funding....................................................19
    Section 2.14 Interest; Default Interest; Participations; Usury...............................................20
    Section 2.15 Fees............................................................................................21
    Section 2.16 Computation of Interest and Fees; When Interest Due and Payable.................................22
    Section 2.17 Increased Costs on Eurodollar Advances; Capital Adequacy; Increased Costs
    and Reduced Return...........................................................................................22
    Section 2.18 Funding Exceptions..............................................................................25
    Section 2.19 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the
    Credit Facility by the Borrowers.............................................................................26
    Section 2.20 Termination, Line Reduction and Prepayment Fees; Waiver of Termination,
    Prepayment and Line Reduction Fees...........................................................................26
    Section 2.21 Mandatory Prepayment............................................................................26
    Section 2.22 Payment.........................................................................................27
    Section 2.23 Payment on Non-Banking Days.....................................................................27
    Section 2.24 Use of Proceeds.................................................................................27
    Section 2.25 Liability Records...............................................................................27

ARTICLE III  Security Interest; Occupancy; Setoff                                                                27
    Section 3.1 Grant of Security Interest.......................................................................27
    Section 3.2 Notification of Account Debtors and Other Obligors...............................................27
    Section 3.3 Assignment of Insurance..........................................................................28
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

    Section 3.4 Occupancy........................................................................................28
    Section 3.5 License..........................................................................................29
    Section 3.6 Financing Statement..............................................................................29
    Section 3.7 Setoff...........................................................................................29
    Section 3.8 Accommodation Party Defenses Waived..............................................................29

ARTICLE IV  Conditions of Lending                                                                                30
    Section 4.1 Conditions Precedent to the Initial Revolving Advance and the Initial Letter of
    Credit.......................................................................................................30
    Section 4.3 Condition Precedent to Revolving Advances over $5 million........................................32
    Section 4.4 Conditions Precedent to All Advances and Letters of Credit.......................................32

ARTICLE V  Representations and Warranties                                                                        32
    Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and
    Equipment Locations; Tax Identification Number...............................................................32
    Section 5.2 Capitalization...................................................................................33
    Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements..................................33
    Section 5.4 Legal Agreements.................................................................................33
    Section 5.5 Subsidiaries.....................................................................................34
    Section 5.6 Financial Condition; No Adverse Change...........................................................34
    Section 5.7 Litigation.......................................................................................34
    Section 5.8 Regulation U.....................................................................................34
    Section 5.9 Taxes............................................................................................34
    Section 5.10 Titles and Liens................................................................................34
    Section 5.11 Intellectual Property Rights....................................................................34
    Section 5.12 Plans...........................................................................................35
    Section 5.13 Default.........................................................................................35
    Section 5.14 Environmental Matters...........................................................................35
    Section 5.15 Submissions to Lender...........................................................................36
    Section 5.16 Financing Statements............................................................................37
    Section 5.17 Rights to Payment...............................................................................37
    Section 5.18 Financial Solvency..............................................................................37

ARTICLE VI  Borrowers' Affirmative Covenants                                                                     38
    Section 6.1 Reporting Requirements...........................................................................38
    Section 6.2 Books and Records; Inspection and Examination....................................................41
    Section 6.3 Account Verification.............................................................................41
    Section 6.4 Compliance with Laws.............................................................................41
    Section 6.5 Payment of Taxes and Other Claims................................................................42
    Section 6.6 Maintenance of Properties........................................................................42
    Section 6.7 Ownership of Ships...............................................................................42
    Section 6.8 Insurance........................................................................................42
    Section 6.9 Preservation of Existence........................................................................43
    Section 6.10 Delivery of Instruments, etc....................................................................43
    Section 6.11 Collateral Account..............................................................................43
    Section 6.12 Ship Mortgages..................................................................................44
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

    Section 6.13 Performance by the Lender.......................................................................44
    Section 6.14 Minimum Consolidated EBITDA Coverage Ratio......................................................45
    Section 6.15 Minimum Consolidated Modified Tangible Net Worth................................................45
    Section 6.16 Minimum Consolidated Current Ratio..............................................................45

ARTICLE VII  Negative Covenants                                                                                  45
    Section 7.1 Liens............................................................................................45
    Section 7.2 Indebtedness.....................................................................................47
    Section 7.3 Guaranties.......................................................................................47
    Section 7.4 Investments and Subsidiaries.....................................................................47
    Section 7.5 Dividends........................................................................................48
    Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations....................................48
    Section 7.7 Intellectual Property............................................................................48
    Section 7.8 Consolidation and Merger; Asset Acquisitions.....................................................48
    Section 7.9 Sale and Leaseback...............................................................................49
    Section 7.10 Restrictions on Nature of Business..............................................................49
    Section 7.11 Capital Expenditures............................................................................49
    Section 7.12 Accounting......................................................................................49
    Section 7.13 Discounts, etc..................................................................................49
    Section 7.14 Defined Benefit Pension Plans...................................................................49
    Section 7.15 Other Defaults..................................................................................49
    Section 7.16 Place of Business; Name.........................................................................49
    Section 7.17 Organizational Documents........................................................................50
    Section 7.18 Salaries........................................................................................50
    Section 7.19 Change of Control...............................................................................50
    Section 7.20 Transactions with Affiliates....................................................................50

ARTICLE VIII  Events of Default, Rights and Remedies                                                             50
    Section 8.1 Events of Default................................................................................50
    Section 8.2 Rights and Remedies..............................................................................53
    Section 8.3 Certain Notices..................................................................................53

ARTICLE IX  Miscellaneous                                                                                        54
    Section 9.1 No Waiver; Cumulative Remedies...................................................................54
    Section 9.2 Amendments, Etc..................................................................................54
    Section 9.3 Addresses for Notices, Etc.......................................................................54
    Section 9.4 Further Documents................................................................................55
    Section 9.5 Collateral.......................................................................................55
    Section 9.6 Costs and Expenses...............................................................................55
    Section 9.7 Indemnity........................................................................................55
    Section 9.8 Participants.....................................................................................56
    Section 9.9 Execution in Counterparts........................................................................56
    Section 9.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information..........................57
    Section 9.11 Severability of Provisions......................................................................57
    Section 9.12 Headings........................................................................................57
    Section 9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial........................................57
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







                          CREDIT AND SECURITY AGREEMENT

                           Dated as of March 26, 1999

                  Eagle Geophysical, Inc., a Delaware corporation (the "Parent
Borrower"), Eagle Geophysical Onshore, Inc, a Delaware corporation, Eagle
Geophysical Offshore, Inc., a Delaware corporation, Eagle Geophysical Royalty,
Inc. (f/k/a Eagle Geophysical Leasing, Inc.), a Delaware corporation, Eagle
Geophysical de Mexico, Inc., a Delaware corporation, Eagle Front End Services,
Inc., a Delaware corporation, Eagle Geophysical Management, Inc., a Delaware corporation, Eagle Geophysical GOM, Inc., a Delaware corporation, Eagle Front
End Services, Ltd., a Texas limited partnership, Eagle Geophysical de Colombia,
Inc., a Delaware corporation, Eagle Geophysical de Peru, Inc., a Delaware corporation, Austral Horizon, Inc., a Delaware corporation, Atlantic Horizon,
Inc., a Delaware corporation, Eagle Geophysical de Bolivia, Inc., a Delaware corporation, Eagle Geophysical de Argentina, Inc., a Delaware corporation and Eagle Geophysical de Ecuador, Inc., a Delaware corporation (collectively, with the Parent Borrower, the "Borrowers" and each a "Borrower") and Norwest Business
Credit, Inc., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

                  "Accounts" means, as to any Person, all of that Person's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to that Person arising out of the sale or lease of goods or rendition of services by that Person on an open account or deferred payment basis.

                  "Advance" means a Revolving Advance.

                  "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer") by the Parent Borrower or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Parent Borrower or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary, (b) all or substantially all of the properties and assets of the Parent Borrower and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Parent Borrower or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of Section 801 of the Indenture, (ii) between or among the Parent Borrower and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture or this Agreement, (iii) to an Unrestricted Subsidiary, if permitted under Section 1011 of the Indenture, (iv) representing obsolete or permanently retired equipment and facilities (v) the gross proceeds of which (exclusive of indemnities) do not exceed $500,000 for any particular item or $1,000,000 in the aggregate for any fiscal year or (vi) that is a lease of a towed-streamer seismic data acquisition vessel owned by the Parent Borrower or any Restricted Subsidiary, provided that (A) such lease shall not provide for the acquisition of such vessel by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property is granted, (B) the term of such lease shall not exceed twelve months, (C) such lease shall provide that upon an Event of Default under this Indenture such lease would automatically terminate,
         (D) not more than the greater of (I) one such vessel or (II) one-third of all of such vessels may be subject to such a lease at any one time and (E) the Parent Borrower or a Restricted Subsidiary shall retain legal title to such vessel at all times during the term of such lease.

                  "Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.

                  "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in San Antonio, Texas or Minneapolis, Minnesota and, if such day relates to a Eurodollar Advance, a day on which dealings are carried on in the London interbank Eurodollar market.


                                       -2-
Eagle Geophysical Credit Agreement

                  "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota, National Association as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

                  "Borrowing Base" means, at any time the lesser of:

                  (a)      the Maximum Line; or

                  (b) subject to change from time to time in the Lender's sole discretion, the sum of:

                           (i)  85% of Eligible Domestic Accounts; and

                           (ii) 80% of Eligible Foreign Accounts.

                  "Capital Expenditures" means, as to any Person, any expenditure of money for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

                  "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity interest (however designated).

                  "Capitalized Lease Obligation" means, with respect to any Person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

                  "Change of Control" means the occurrence of any of the following events:

                           (a) Any Person or "group" (as such term is used in
                  Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Parent Borrower.

                           (b) During any consecutive two-year period,
                  individuals who at the beginning of such period constituted the board of directors of the Parent Borrower (together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of the Parent Borrower, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent Borrower then in office.



                                       -3-
Eagle Geophysical Credit Agreement

                           (c) The Parent Borrower is liquidated or dissolved or
                  adopts a plan of liquidation or dissolution.

                  "Clean Up Period" has the meaning given in Section 2.15(c).

                  "Collateral" means all of the Borrowers' Equipment, General Intangibles, Inventory, Receivables, Investment Property, all sums on deposit in any Collateral Account and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing;
         (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods;
         (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (vi) all sums on deposit in the Special Account.

                  "Collateral Account" has the meaning given in the Collateral Account Agreement.

                  "Collateral Account Agreement" means the Collateral Account Agreement of even date herewith by and among the Borrowers, Wells Fargo and the Lender.

                  "Commitment" means the Lender's commitment to make Advances and to cause the Issuer to issue Letters of Credit to or for the Borrowers' account pursuant to Article II.

                  "Company" means any Borrower, any Guarantor or any Subsidiary of any Borrower or any Guarantor, and "Companies" means the Borrowers, the Guarantors and each Subsidiary of a Borrower or a Guarantor.

                  "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Parent Borrower and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any Person (other than the Parent Borrower or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Parent Borrower or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent Borrower or any Restricted Subsidiary in cash during such period, and (d) the net income (or loss) of any Person combined with the Parent Borrower or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination.


                                      -4-
Eagle Geophysical Credit Agreement

                  "Consolidated Current Ratio" means as of any date the ratio of the Parent Borrower's consolidated current assets to its consolidated current liabilities on such date.

                  "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period (a) Consolidated Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Parent Borrower and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Parent Borrower and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary shall be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Adjusted Net Income for such period.

                  "Consolidated EBITDA Coverage Ratio" means, as of any date, the ratio of Consolidated EBITDA for the twelve (12) month period ending on such date to Consolidated Fixed Charges for the twelve (12) month period ending on such date.

                  "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Parent Borrower and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts),
         (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Parent Borrower and any Restricted Subsidiary (to any Person other than the Parent Borrower and its Restricted Subsidiaries), plus (c) all interest on any Debt of any Person guaranteed by the Parent Borrower or any of its Restricted Subsidiaries; provided, however, that Consolidated Fixed Charges shall not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof for such period.

                  "Consolidated Modified Tangible Net Worth" means, at any time, the consolidated Tangible Net Worth of the Parent Borrower, less twenty-five percent (25%) of the value of Multiclient Surveys shown on the Parent Borrower's balance sheet.



                                      -5-
Eagle Geophysical Credit Agreement

                  "Consolidated Net Income" means, for a stated period, the Parent Borrower's consolidated after-tax net income from continuing operations as determined in accordance with GAAP.

                  "Credit Facility" means the credit facility being made available to the Borrowers by the Lender pursuant to Article II.

                  "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as of the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Parent Borrower in writing that such Default or Event of Default has been cured or waived.

                  "Default Rate" means an annual rate equal to two (2%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

                  "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Securities (as defined in the Indenture), (ii) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (iii) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 1012 and 1013 of the Indenture and such Capital Stock specifically provides that the issuer shall not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Sections 1012 and 1013 of the Indenture.






                                      -6-
Eagle Geophysical Credit Agreement

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Eligible Accounts" means all unpaid Accounts owed to a Borrower, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

                           (i) that portion of Accounts unpaid 60 days or more
                  after the due date or unpaid 90 days or more after the original invoice date;

                           (ii) that portion of Accounts that is disputed or
                  subject to a claim of offset or a contra account;

                           (iii) that portion of Accounts not yet earned by the
                  final delivery of goods or rendition of services, as applicable, by a Borrower to the customer;

                           (iv) that portion of Accounts for which the
                  applicable Borrower has not yet sent an invoice to the customer;

                           (v) Accounts owed by any unit of government, whether
                  foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrowers have provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                           (vi) Accounts owed by an account debtor that is
                  insolvent, the subject of bankruptcy proceedings or has gone out of business;

                           (vii) Accounts owed by a shareholder, Subsidiary,
                  Affiliate, officer or employee of a Borrower, provided, however, that Accounts owed by any member of the Seitel Group shall not be excluded under this clause (vii) so long as Seitel has not revoked the Seitel No Offset Agreement.

                           (viii) Accounts not subject to a duly perfected
                  security interest in the Lender's favor or which are subject to any Lien in favor of a Person other than the Lender;

                           (ix) That portion of Accounts that has been
                  restructured, extended, amended or modified;

                           (x) That portion of Accounts that constitutes
                  advertising, finance charges, service charges or sales or excise taxes;

                           (xi) Accounts owed by an account debtor, regardless
                  of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above; and

                           (xii) Accounts, or portions thereof, otherwise deemed
                  ineligible by the Lender in its sole discretion.

                  "Eligible Domestic Accounts" means all Eligible Accounts owed by account

Eagle Geophysical Credit Agreement
         debtors located in the United States.

                  "Eligible Foreign Accounts" means all Eligible Accounts owed by account debtors located outside of the United States and acceptable to the Lender in its sole discretion.

                  "Environmental Laws" has the meaning specified in Section
         5.14.

                  "Equipment" means, as to any Person, all of that Person's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by that Person.

                  "Eurodollar Advance" means any Advance which bears interest at a rate determined by reference to a Eurodollar Rate.

                  "Eurodollar Base Rate" means, with respect to an Interest Period, the rate per annum equal to the rate (rounded up to the nearest one-eighth of one percent (1/8%)) determined by the Lender in accordance with Section 2.10 to be a rate at which US Dollar deposits are offered to major banks in the London interbank eurodollar market for funds to be made available on the first day of such US Interest Period and maturing at the end of such US Interest Period.

                  "Eurodollar Rate" means, with respect to an Interest Period, the rate obtained by adding (a) the applicable Margin to (b) the rate obtained by dividing (i) the applicable Eurodollar Base Rate by (ii) a percentage equal to one (1.00) minus the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to eurodollar fundings (currently referred to as "Eurocurrency Liabilities" in Regulation D) or any other maximum reserve requirements applicable to a member bank of the Federal Reserve System with respect to Eurodollar Advances.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Event of Default" has the meaning specified in Section 8.1.

                  "Floating Rate" means an annual rate equal to the sum of the Base Rate plus the Margin, which annual rate shall change when and as the Base Rate changes.

                  "Foreign Guarantor" means Horizon Exploration, Ltd., an English corporation, Exploration Holdings, Ltd., an English corporation, and Energy Research International, a Cayman Islands corporation.

Eagle Geophysical Credit Agreement

                  "Funding Date" has the meaning given in Section 2.1.

                  "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

                  "General Intangibles" means, as to any Person, all of that Person's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, service marks, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, royalties, fees, payments from Multi-Client Surveys, the right to use that Person's name, and the goodwill of that Person's business.

                  "Guarantor Collateral" means any collateral in which a Guarantor has granted the Lender a security interest.

                  "Guarantor Documents" means for each Guarantor as applicable, its Guaranty, Guarantor Security Agreement and any other document issued in connection therewith or the Loan Documents.

                  "Guarantor Security Agreement" means a Security Agreement, satisfactory to the Lender in its sole discretion, executed by a Guarantor and delivered to the Lender.

                  "Guarantors" means the Domestic Guarantors, the Foreign Guarantors and any other Person now or hereafter guaranteeing payment of any of the Obligations.

                  "Hazardous Substance" has the meaning given in Section 5.14.

                  "Hedging Obligations" means the obligations of any Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

                  "Indenture" means that certain Indenture dated as of July 20, 1998 by and among the Parent Borrower, certain Subsidiaries and Chase Bank of Texas, National Association.

                  "Interest Period" means, relative to any Eurodollar Advance, the period beginning on (and including) the date on which such Eurodollar Advance is made, or continued as, or converted into, a Eurodollar Advance pursuant to Sections 2.7, 2.8 or 2.9 and shall end on (but exclude) the day which numerically corresponds to such date one
         (1), two (2), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Eurodollar Business Day of such month), as the Parent Borrower may select in the relevant notice pursuant to Sections 2.7, 2.8, or 2.9; provided, however, that:

Eagle Geophysical Credit Agreement

                           (a) no more than three (3) different Interest Periods
                  may be outstanding at any one time;

                           (b) if an Interest Period would otherwise end on a
                  day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless such next following Banking Day is the first Banking Day of a month, in which case such Interest Period shall end on the next preceding Banking
                  Day);

                           (c) no Interest Period may end later than the
                  Maturity Date; and

                           (d) in no event shall the Parent Borrower select
                  Interest Periods with respect to Eurodollar Advances which would require payment of funding losses under Section 2.11.

                  "Inventory" means, as to any Person, all of that Person's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Investment Property" means, as to any Person, all of that Person's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                  "Issuer" means the issuer of any Letter of Credit.

                  "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

                  "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

                  "Letter of Credit" has the meaning specified in Section 2.3.

                  "Lien" means, as to any Person (i) any mortgage, deed of trust, pledge, lien, security interest, adverse claim, title retention agreement, assignment, transfer or other charge or encumbrance of any nature under the laws of any jurisdiction intended to grant or reserve an interest in property to secure an obligation, including without limitation any bid, payment or performance bond and (ii) covenants, restrictions, rights, easements and irregularities in that Person's title to any asset.

                  "Loan Documents" means this Agreement, the Note and the Security Documents.




                                      -10-
Eagle Geophysical Credit Agreement

                  "Lockbox" has the meaning given in the Lockbox Agreement.

                  "Lockbox Agreement" means the Lockbox Agreement by and among the Borrowers, Wells Fargo and the Lender, of even date herewith.

                  "Margin" means, with respect to computation of the Eurodollar Rate, the Floating Rate and the unused line fee described in Section 2.15(b), the applicable increment (expressed in basis points) set forth and described in the table below:

                      Floating          Eurodollar          unused line
                        Rate               Rate                 fee
                      ---------         ----------          -----------
                        37.5                275                 50



         provided, however, that if the Parent Borrower's Consolidated Net Income for any of fiscal 1999, 2000 or 2001 is greater than or equal to $2,000,000, such increments (expressed in basis points) shall be:

                      Floating          Eurodollar          unused line
                        Rate               Rate                 fee
                      ---------         ----------          -----------
                          0                 225                  38


                  "Maturity Date" means March 26, 2002.

                  "Maximum Line" means $20,000,000 unless said amount is reduced pursuant to Section 2.19, in which event it means such reduced amount.

                  "Multi-Client Survey" means a seismic survey whereby the Parent Borrower or a Restricted Subsidiary acquires certain seismic data in which it directly or indirectly retains ownership rights, revenue interests or similar interests in the future economic benefits thereof and which data is to be licensed to customers on a non-transferable, non-exclusive basis.

                  "Note" means the Revolving Note.

                  "Obligations" means the Note and each and every other debt, liability and obligation of every type and description which any Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of a Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Obligation of Reimbursement and all indebtedness

Eagle Geophysical Credit Agreement
         of each Borrower arising under this Agreement, the Note, any L/C Application completed by a Borrower, or any other loan or credit agreement or guaranty between a Borrower and the Lender, whether now in effect or hereafter entered into.

                  "Obligation of Reimbursement" has the meaning given in Section 2.4(a).

                  "Permitted Lien" has the meaning given in Section 7.1.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for any Borrower's employees and covered by Title IV of ERISA.

                  "Pledge Agreement" means the Collateral Pledge Agreement of even date herewith by the Parent Borrower in favor of the Lender, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date hereof, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                   "Premises" means all premises where any Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit F attached hereto.

                  "Receivables" means, as to any Person, each and every right of that Person to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by that Person or by some other person who subsequently transfers such person's interest to that Person, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which that Person may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                  "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.





                                      -12-
Eagle Geophysical Credit Agreement

                  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

                  "Revolving Advance" has the meaning given in Section 2.1.

                  "Revolving Note" means the Borrowers' revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Security Documents" means this Agreement, the Collateral Account Agreement, the Lockbox Agreement, the Pledge Agreement and any other document delivered by a Borrower to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Security Interest" has the meaning given in Section 3.1.

                  "Seitel" means Seitel, Inc., a Delaware corporation.

                  "Seitel Group" means Seitel and its Affiliates.

                  "Seitel No Offset Agreement" means that certain letter agreement by Seitel in favor of the Lender dated as of March 26, 1999.

                  "Senior Notes" means the Parent Borrower's 10 3/4% Senior Notes (Series B) due 2008, and any debt instruments replacing or refinancing such notes.

                  "Ships" means the seismic data acquisition vessels currently named "Austral Horizon" and "Atlantic Horizon".

                  "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.5.

                  "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by a Borrower, by a Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Tangible Net Worth" means, for any Person, the difference between (i) the tangible assets of that Person, which, in accordance with GAAP are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a




                                      -13-
Eagle Geophysical Credit Agreement
         reserve is proper and (ii) all Debt of that Person; provided, however, that notwithstanding the foregoing in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, prepaid expenses, deposits, deferred charges or treasury stock or any securities or Debt of that Person or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, and any other assets designated from time to time by the Lender, in its sole discretion.

                  "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrowers terminate the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                  "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of the Parent Borrower as an Unrestricted Subsidiary in accordance with Section 1018 of the Indenture and (b) any Subsidiary of an Unrestricted Subsidiary.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

                  "Wells Fargo" means Wells Fargo Bank, N.A.

                  Section 1.2 Cross References. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

                  Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrowers from time to time from the date all of the conditions set forth in
Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to the extent the amount of such Revolving Advance exceeds Availability. The Borrowers' obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article III and




                                      -14-
Eagle Geophysical Credit Agreement
the Security Documents. Within the limits set forth in this Section 2.1, the Borrowers may borrow, prepay pursuant to Section 2.19 and reborrow.

                  Section 2.2 Foreign Accounts. The Borrowers may request that the Lender include in the Borrowing Base certain Accounts owed to the Borrowers by Account debtors located outside the United States. The Lender agrees to review any such request and provided the Lender's senior management approves such request, such Accounts satisfy certain underwriting criteria and an appropriate amendment to this Agreement is executed and delivered, a portion of such accounts will be added to the Borrowing Base.

                  Section 2.3 Letters of Credit.

                  (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrowers' account. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:

                           (i) $5,000,000 less the L/C Amount, or

                           (ii) the Borrowing Base less the sum of (A) all
                  outstanding and unpaid Revolving Advances and (B) the L/C Amount.

         Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the applicable Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

                  (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

                  (c) Any request to cause an Issuer to issue a Letter of Credit under this Section 2.3 shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.4 have been satisfied as of the date of the request.

                  Section 2.4 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrowers acknowledge that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrowers shall pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                  (a) The Borrowers shall pay the Lender on the day a draft is honored under






                                      -15-
Eagle Geophysical Credit Agreement
         any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrowers' obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

                  (b) Whenever a draft is submitted under a Letter of Credit, the Lender shall make a Revolving Advance in the amount of the Obligation of Reimbursement and shall apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

                  (c) If a draft is submitted under a Letter of Credit when the Borrowers are unable, because a Default Period then exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrowers shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrowers' inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

                  (d) The Borrowers' obligation to pay any Revolving Advance made under this Section 2.4, shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.14.

                  Section 2.5 Special Account. If the Credit Facility is terminated for any reason whatsoever while any Letter of Credit is outstanding, the Borrowers shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Obligations in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrowers so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrowers at such time as the Lender is required to release its security interest in the Special Account under applicable law.

                  Section 2.6 Obligations Absolute. The Borrowers' obligations arising under Section 2.4 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.4, under all circumstances whatsoever, including (without limitation) the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

Eagle Geophysical Credit Agreement

                  (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (c) the existence of any claim, setoff, defense or other right which any Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                  (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  Section 2.7 Procedures for Borrowing.

                  (a) Each Advance that the Lender makes shall be funded as either a Floating Rate Advance or a Eurodollar Advance, as the Parent Borrower shall specify in the related notice of borrowing or notice of conversion pursuant to this Section 2.7 or Section 2.8, provided that during Default Periods, no Eurodollar Advances shall be made. Floating Rate Advances and Eurodollar Advances may be outstanding at the same time. It is understood, however, that in the case of a Eurodollar Advance, the principal amount of the Advance shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

                  (b) The Parent Borrower shall request each Advance not later than 11:00 a.m., San Antonio, Texas time, on a Banking Day which, in the case of a Floating Rate Advance, is the Advance date, or, in the case of a Eurodollar Advance, is at least three (3) Banking Days before the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Parent Borrower if so requested by the Lender (in the form of Exhibit
         B), shall be by (i) an officer of the Parent Borrower; or (ii) a person designated as the Parent Borrower's agent by an officer of the Parent Borrower in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an officer of the Parent Borrower or such a designated agent, and shall specify whether the Advance is to bear interest initially at a Floating Rate or a Eurodollar Rate, and in the case of an Advance that is to bear interest initially at a Eurodollar Rate, shall specify the Interest Period to be applicable thereto.



                                      -17-
Eagle Geophysical Credit Agreement

                  (c) The Borrowers shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers that the conditions set forth in
         Section 4.4 have been satisfied as of the time of the request.

                  Section 2.8 Converting Floating Rate Advances to Eurodollar Advances; Procedures. So long as no Default Period exists, the Parent Borrower may convert all or any part of any outstanding Floating Rate Advance into a Eurodollar Advance by giving notice to the Lender of such conversion not later than 11:00 a.m., San Antonio, Texas time, on a Banking Day which is at least three (3) Banking Days before the date of the requested conversion. Each such notice shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Parent Borrower if so requested by the Lender (in the form of Exhibit C), shall specify the date and amount of such conversion, the total amount of the Advance to be so converted and the Interest Period therefor. Each conversion of an Advance shall be on a Banking Day, and the aggregate amount of each such conversion of a Floating Rate Advance to a Eurodollar Advance shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

                  Section 2.9 Procedures at End of a Interest Period. Unless the Parent Borrower requests a new Eurodollar Advance in accordance with the procedures set forth below, or prepays the principal of an outstanding Eurodollar Advance at the expiration of a Interest Period, the Lender shall automatically and without request of the Borrowers convert each Eurodollar Advance to a Floating Rate Advance on the last day of the relevant Interest Period. So long as no Default Period shall exist, the Parent Borrower may cause all or any part of any outstanding Eurodollar Advance to continue to bear interest at a Eurodollar Rate after the end of the then applicable Interest Period by notifying the Lender not later than 10:30 a.m., San Antonio, Texas time, on a Banking Day which is at least three (3) Banking Days prior to the first day of the new Interest Period. Each such notice shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Parent Borrower if so requested by the Lender (in the form of Exhibit D), shall be effective when received by the Lender, and shall specify the first day of the applicable Interest Period, the amount of the expiring Eurodollar Advance to be continued and the Interest Period therefor. Each new Interest Period shall begin on a Banking Day and the amount of each Advance bearing a new Eurodollar Rate shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

                  Section 2.10 Setting and Notice of Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Lender between the opening of business and 12:00 Noon, San Antonio Texas time, on the second Banking Day before the beginning of such Interest Period, whereupon notice thereof (which may be by telephone) shall be given by the Lender to the Parent Borrower. Each such determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Lender, upon written request of the Parent Borrower, shall deliver to the Parent Borrower a statement showing the computations used by the Lender in determining the applicable Eurodollar Rate.





                                      -18-
Eagle Geophysical Credit Agreement

                  Section 2.11 Funding Losses. The Borrowers shall, upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), indemnify the Lender against any loss or expense which the Lender may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain Eurodollar Advances) or which the Lender may be deemed to have sustained or incurred, as reasonably determined by the Lender,
(a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with any Eurodollar Advances, (b) due to any failure of the Borrowers to borrow or convert any Eurodollar Advances on a date specified therefor in a notice thereof or (c) due to any payment or prepayment of any Eurodollar Advance on a date other than the last day of the applicable Interest Period for such Eurodollar Advance. For this purpose, all notices under Sections 2.7, 2.8, or 2.9 shall be deemed to be irrevocable.

                  Section 2.12 Right of Lender to Fund through Other Offices. The Lender may fulfill its agreements hereunder with respect to any Eurodollar Advance by causing a foreign branch or affiliate of the Lender to make such Eurodollar Advance; provided, that in such event the obligation of the Borrowers to repay such Eurodollar Advance shall nevertheless be to the Lender and such Eurodollar Advance shall be deemed held by the Lender for the account of such branch or affiliate.

                  Section 2.13 Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain all or any part of its Eurodollar Advances in any manner it deems fit, provided, however, that for the purposes of this Agreement (specifically including, without limitation, Section 2.11) all determinations hereunder shall be made as if the Lender had actually funded and maintained each Eurodollar Advance during each Interest Period for such Eurodollar Advance through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate Eurodollar Rate for such Interest Period.

                  Section 2.14 Interest; Default Interest; Participations;
         Usury.

                  (a) FLOATING RATE ADVANCES. Except as set forth in Sections 2.14(c) and 2.14(e), the outstanding principal balance of Floating Rate Advances shall bear interest at the Floating Rate.

                  (b) EURODOLLAR RATE ADVANCES. Except as set forth in Sections 2.14(c) and 2.14(e), the outstanding principal balance of Eurodollar Rate Advances shall bear interest at the Eurodollar Rate.

                  (c) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the




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Eagle Geophysical Credit Agreement

         Default Rate, effective for any periods during that Default Period designated by the Lender from time to time.

                  (d) PARTICIPATIONS. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrowers shall, nevertheless, pay the full amount of all interest calculated under this Section 2.14, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

                  (e) USURY. In no event shall any interest rate provided for in this Agreement or the Note exceed the maximum rate permitted by the then applicable law. It is the intention of the parties hereto to strictly comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Agreement, in the Notes, or in the other Loan Documents, in no event shall this Agreement, the Note, or the other Loan Documents be construed to charge, contract for or require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Agreement, the Note or the other Loan Documents, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this Section 2.14(e) shall govern and control, (ii) neither the Borrowers nor any other person or entity now or hereafter liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to the Borrowers, at the option of the Lender, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Note and the other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all from the Borrowers or otherwise by the Lender in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Lender to receive a greater simple interest per annum rate than is presently allowed, the Borrowers agree that, on the effective date of such amendment or preemption as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

Eagle Geophysical Credit Agreement

                  Section 2.15 Fees.

                  (a) ORIGINATION FEE. The Borrowers shall pay the Lender a fully earned and non-refundable origination fee of $50,000, due and payable upon the execution of this Agreement. The Lender acknowledges receipt of $50,000 toward payment of this fee and the fees, costs and expenses described in Sections 2.15(f) and 9.6.

                  (b) UNUSED LINE FEE. For the purposes of this Section 2.15(b), "Unused Amount" means the Maximum Line reduced by (1) outstanding Revolving Advances and (2) the L/C Amount. The Borrowers shall pay to the Lender an unused line fee equal to the Margin on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

                  (c) FAILED CLEAN UP FEE. If during any Clean Up Period, the sum of the outstanding principal balance of the Note and the L/C Amount is greater than zero, the Borrowers shall pay the Lender a fee equal to one half of one percent (0.5%) of the sum of the average outstanding principal balance of the Note and the L/C Amount during the calendar year in which such Clean Up Period occurs, which fee shall be due and payable on the earlier of January 1st of the following year or the Termination Date. "Clean Up Period" means any period of thirty consecutive days in each calendar year.

                  (d) LETTER OF CREDIT FEES. The Borrowers shall pay the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two and one half percent (2.5%) of the aggregate amount that may then be drawn on all issued and outstanding Letters of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four and one half percent (4.5%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

                  (e) LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrowers shall pay the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.





                                      -21-
Eagle Geophysical Credit Agreement

                  (f) AUDIT FEES. The Borrowers shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrowers' operations or business at the rates established from time to time by the Lender as its audit fees (which fees are $600 per day per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

                  Section 2.16 Computation of Interest and Fees; When Interest Due and Payable. Fees hereunder and interest accruing on the outstanding principal balance of the Advances and the Obligation of Reimbursement outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest on Floating Rate Advances shall be payable in arrears on the first day of each month and on the Termination Date. Accrued interest on each Eurodollar Advance shall be due and payable on the last day of the Interest Period relating to such Eurodollar Advance; provided, however, that if any Interest Period is longer than three (3) months, interest shall be due and payable monthly in arrears on the last day of the third month occurring after commencement of such Interest Period, on the last day of each three month period thereafter (if any) and on the last day of such Interest Period.

                  Section 2.17 Increased Costs on Eurodollar Advances; Capital Adequacy; Increased Costs and Reduced Return.

                  (a) INCREASED COSTS ON EURODOLLAR ADVANCES. If Regulation D of the Board of Governors of the Federal Reserve System or after the date of this Agreement the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall:

                           (i) subject the Lender to or cause the withdrawal or
                  termination of any exemption previously granted to the Lender with respect to, any tax, duty or other charge with respect to Eurodollar Advances or its obligation to make Eurodollar Advances, or shall change the basis of taxation of payments to the Lender of the principal of or interest under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate of tax on the overall net income of the Lender imposed by the jurisdictions in which the Lender's principal executive office is located); or

                           (ii) impose, modify or deem applicable any reserve
                  (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 2.10), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender; or


                                      -22-
Eagle Geophysical Credit Agreement

                           (iii) impose on the Lender any other condition
                  affecting its making, maintaining or Advance of Eurodollar Advances or its obligation to make Eurodollar Advances;

         and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Eurodollar Advance, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Note with respect to a Eurodollar Advance, then the Lender will notify the Parent Borrower of such increased cost and within fifteen (15) days after demand by the Lender (which demand shall be accompanied by a statement setting forth the basis of such demand) the Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or such reduction. The Lender will promptly notify the Parent Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.17. If the Parent Borrower receives notice from the Lender of any event which will entitle the Lender to compensation pursuant to this Section 2.17, the Borrowers may prepay any then outstanding Eurodollar Advances or notify the Lender that any pending request for a Eurodollar Advance shall be deemed to be a request for a Floating Rate Advance, in each case subject to the provisions of Section 2.11.

                  (b) CAPITAL ADEQUACY. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrowers to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.17(b):

                           (i) "Capital Adequacy Rule" means any law, rule,
                  regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                           (ii) "Eurodollar Rule" means Regulation D of the
                  Board of Governors of the Federal Reserve System, any applicable law, rule or regulation, with respect to (A) taxes, duties or other charges, exemptions with respect to Eurodollar Advances or the Lender's obligation to make Eurodollar Advances, and (B) reserves imposed by the Board of Governors of the Federal Reserve System (but excluding any reserve included in the determination of interest rates pursuant to
                  Section 2.10), special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Related Lender, and any other condition affecting the




                                      -23-
Eagle Geophysical Credit Agreement

                  Lender's making, maintaining or funding of Eurodollar Advances or its obligation to make Eurodollar Advances.

                           (iii) "L/C Rule" means any law, rule, regulation,
                  guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules imposing taxes, duties or other similar charges, or mandating reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

                           (iv) "Related Lender" includes (but is not limited
                  to) the Lender, the Issuer, any parent corporation of the Lender or the Issuer and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

                           (v) "Return", for any period, means the return as
                  determined by a Related Lender on the Advances and Letters of Credit based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules, Eurodollar Rules, and L/C Rules then in effect, costs of issuing or maintaining any Eurodollar Advance or Letter of Credit and amounts received or receivable under this Agreement or the Note with respect to any Eurodollar Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                           (vi) "Rule Change" means any change in any Capital
                  Adequacy Rule, Eurodollar Rule, or L/C Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules, Eurodollar Rules, or L/C Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

         The Lender will promptly notify the Parent Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.17. Certificates of any Related Lender sent to the Parent Borrower from time to time claiming compensation under this Section 2.17, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.




                                      -24-
Eagle Geophysical Credit Agreement

                  Section 2.18 Funding Exceptions.

                  (a) BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:

                           (i) the Lender determines that deposits in U.S.
                  dollars (in the applicable amounts) are not being offered in the London interbank eurodollar market for such Interest Period; or

                           (ii) the Lender otherwise determines that by reason
                  of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

                           (iii) the Lender determines that the funding of
                  Eurodollar Rate Advances has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Lender materially affects such Eurodollar Rate Advances;

         then the Lender shall promptly notify the Parent Borrower and (A) upon the occurrence of any event described in the foregoing clause (i) the Borrowers shall enter into good faith negotiations with the Lender in order to determine an alternate method to determine the Eurodollar Rate for the Lender, and during the pendency of such negotiations with the Lender, the Lender shall have no obligation to make any new Eurodollar Rate Advances, and (B) upon the occurrence of any event described in the foregoing clauses (ii) or (iii), for so long as such circumstances shall continue, the Lender shall have no obligation to make any new Eurodollar Rate Advances.

                  (b) ILLEGALITY. If any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it or, in the good faith judgment of the Lender, shall raise a substantial question as to whether it is unlawful for the Lender to maintain or fund Eurodollar Rate Advances, then (i) the Lender shall promptly notify the Parent Borrower, (ii) the obligation of the Lender to maintain or convert into Eurodollar Rate Advances shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) for the duration of such unlawfulness, any notice by the Parent Borrower requesting the Lender to convert into Eurodollar Rate Advances shall be construed as a request to continue making Floating Rate Advances.

                   Section 2.19 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrowers. Except as otherwise provided herein, the Borrowers may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrowers may terminate the Credit Facility or reduce the Maximum Line at any





                                      -25-
Eagle Geophysical Credit Agreement
time if they (i) give the Lender at least 30 days' prior written notice and (ii) pay the Lender the prepayment, termination or line reduction fees in accordance with Section 2.20. Any reduction in the Maximum Line must be in an amount not less than $5,000,000 or an integral multiple thereof. If the Borrowers reduce the Maximum Line to zero, all Obligations shall be immediately due and payable. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrowers are entitled by law.

                  Section 2.20 Termination, Line Reduction and Prepayment Fees; Waiver of Termination, Prepayment and Line Reduction Fees.

                  (a) TERMINATION AND LINE REDUCTION FEES. If the Lender after an Event of Default, or the Borrowers at any time, terminate the Credit Facility as of a date other than the Maturity Date, or if the Borrowers reduce the Maximum Line, the Borrowers shall pay the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) three percent (3.0%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (ii) two percent (2.0%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) one percent (1.0%) if the termination or reduction occurs after the second anniversary of the Funding Date but before the Maturity Date.

                  (b) WAIVER OF TERMINATION AND LINE REDUCTION FEES. The Borrowers will not be required to pay the termination or line reduction fees otherwise due under this Section 2.20 if such termination or line reduction is made from the proceeds of a refinancing by Norwest Bank Texas or Wells Fargo Bank.

                  Section 2.21 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrowers shall
(i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.21 or under Section 2.19 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

                  Section 2.22 Payment. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations one Banking Day after receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrowers hereby authorize the Lender, in its discretion at any time or from time to time without the Borrowers' request and even if the conditions set forth in Section 4.4 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.




                                      -26-
Eagle Geophysical Credit Agreement

                  Section 2.23 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

                  Section 2.24 Use of Proceeds. The Borrowers shall use the proceeds of Advances, and each Letter of Credit, if any, in accordance with
Schedule 2.24.

                  Section 2.25 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender's demand, the Borrowers will admit and certify in writing the exact principal balance of the Obligations that the Borrowers then assert to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Parent Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                   ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

                  Section 3.1 Grant of Security Interest. The Borrowers hereby pledge, assign and grant to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

                  Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time during a Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrowers will join in giving such notice if the Lender so requests. At any time after the Borrowers or the Lender give such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the applicable Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the applicable Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of such Borrower's mail to any address designated by the Lender, otherwise intercept such Borrower's mail, and receive, open and dispose of such Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Borrower's account or forwarding such mail to such Borrower's last known address.

                  Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrowers hereby assign to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned




                                      -27-
Eagle Geophysical Credit Agreement
premiums) due or to become due under, and all other rights of each Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrowers hereby direct the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the applicable Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

                  Section 3.4 Occupancy.

                  (a) The Borrowers hereby irrevocably grant to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrowers shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrowers will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

                  Section 3.5 License. Each Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents owned by it for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

                  Section 3.6 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by a Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby by that Borrower. For this purpose, Schedule 3.6 sets forth the name of each Borrower, as debtor and the name of the Lender as secured party.





                                      -28-
Eagle Geophysical Credit Agreement

                  Section 3.7 Setoff. The Borrowers agree that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to any Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to any Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to such Borrower the amount of such participating interest.

                  Section 3.8 Accommodation Party Defenses Waived. The parties intend that each Borrower shall be fully liable, jointly and severally, for all Obligations. Nonetheless, in case a court finds that any Borrower is not such a primary obligor with respect to all or any part of the Obligations, the Borrowers expressly waive the benefit of any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party dependent on an obligor's character as such. Without limiting the generality of the foregoing, the liability of the Borrowers hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Lender is hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any Obligations; (ii) any extension or renewal of any Obligations (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Obligations; (iii) any waiver or indulgence granted to any Borrower, and any delay or lack of diligence in the enforcement of the Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, any Borrower, Guarantor or other person liable on any Obligations; (v) any release, surrender, cancellation or other discharge of any Obligations or the acceptance of any instrument in renewal or substitution for any instrument evidencing any Obligations; (vi) any failure to obtain collateral security (including rights of setoff) for any Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any Obligations; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any Collateral, Guarantor Collateral or other collateral security for the Obligations; (viii) any assignment, sale, pledge or other transfer of any of Obligations; or (ix) any manner, order or method of application of any payments or credits on any Obligations.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  Section 4.1 Conditions Precedent to the Initial Revolving Advance and the Initial Letter of Credit. The Lender's obligation to make the initial Revolving Advance or to cause to be issued the initial Letter of Credit hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the
Lender:



                                      -29-
Eagle Geophysical Credit Agreement
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                  (a) This Agreement, properly executed by the Borrowers.

                  (b) The Note, properly executed by the Borrowers.

                  (c) A true and correct copy of any and all leases pursuant to which any Borrower is leasing any portion of the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

                  (d) The Collateral Pledge Agreement, properly executed by the Parent Borrower together with certificates representing all of the Parent Borrower's shares in each of its Subsidiaries and stock powers with respect to such certificates.

                  (e) The Collateral Account Agreement, properly executed by the Borrowers and Wells Fargo.

                  (f) The Lockbox Agreement, properly executed by the Borrowers and Wells Fargo.

                  (g) Current searches of appropriate filing offices showing that (i) no state or federal tax Liens have been filed and remain in effect against any Borrower or any Guarantor, (ii) no financing statements have been filed and remain in effect against any Borrower or any Guarantor except those financing statements relating to Permitted Liens or to Liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

                  (h) A certificate of each Borrower's secretary or assistant secretary certifying that attached to such certificate are true correct and complete copies of (i) the resolutions of that Borrower's directors and if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) that Borrower's articles of incorporation and bylaws, and (iii) the names, titles and signatures of that Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on that Borrower's behalf.

                  (i) Current certificates issued by the Secretary of State of Delaware and Texas, certifying that each Borrower is in compliance with all applicable organizational requirements of the States of Delaware or Texas, as the case may be.

                  (j) Evidence that each Borrower and each Guarantor is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.






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Eagle Geophysical Credit Agreement
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                  (k) An opinion of counsel to the Borrowers, addressed to the
         Lender.

                  (l) Payment of the fees and commissions due through the date of the initial Advance or Letter of Credit under Section 2.15 and expenses incurred by the Lender through such date and required to be paid by the Borrowers under Section 9.6, including all legal expenses incurred through the date of this Agreement.

                  (m) After making the initial Revolving Advance, and (i) retiring all Debt owed to Bank One, (ii) satisfying all trade payables of each Borrower over 60 days past due, (iii) paying all overdrafts of each Borrower, and (iv) satisfying all conditions set forth in this
         Section 4.1, Availability shall be not less than $10,000,000.

                  (n) The Lender shall have reviewed and approved such contracts of the Companies as it may require.

                  (o) The Seitel No Offset Agreement, properly executed by
         Seitel.

                  (p) Such other documents as the Lender in its sole discretion may require.

                  Section 4.2 Conditions Precedent to Advances and Letters of Credit after 30 Days. The Lender's obligation to make each Advance or to cause the Issuer to issue any Letter of Credit after the 30th day after the Funding Date shall be subject to the further conditions precedent that on or before such date the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) The Guarantor Documents, properly executed by each Guarantor.

                  (b) A certificate of each Guarantor's secretary or assistant secretary certifying that attached to such certificate are true, correct and complete copies of (i) appropriate resolutions of that Guarantor's directors and if required, shareholders, authorizing the execution, delivery and performance of that the Guarantor Documents to which it is a party, (ii) that Guarantor's articles of incorporation and bylaws, and (iii) the names, titles and signatures of each Guarantor's officers or agents authorized to execute and deliver the Guarantor Documents on that Guarantor's behalf.

                  (c) An opinion of counsel to each Guarantor, addressed to the Lender.

                  Section 4.3 Condition Precedent to Revolving Advances over $5 million. The Lender's obligation to make any Revolving Advance in an amount greater than $5,000,000 shall be subject to the further condition precedent that on or immediately before such date, the chief financial officer of the Parent Borrower shall deliver a certificate to the Lender to the effect that as of the date of such certificate no Default Period exists and that to the best knowledge of such officer, no Default or Event of Default will exist immediately after the Borrowers receive the proceeds of such Advance.





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Eagle Geophysical Credit Agreement
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                  Section 4.4 Conditions Precedent to All Advances and Letters
of Credit. The Lender's obligation to make each Advance or to cause the Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to the Lender as follows:

                   Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number.

                  (a) Each Company is a corporation or limited partnership, duly organized, validly existing and in good standing under the laws of the State of its organization and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (b) No dissolution or termination of any Company has occurred, and no notice of dissolution or articles of termination have been filed with respect to any Company.

                  (c) Each Company has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.

                  (d) During their existence, the Companies have done business solely under the names set forth in Schedule 5.1 hereto.

                  (e) For each Borrower, (i) its chief executive office and principal place of business is located at the address set forth in
         Schedule 5.1; (ii) all of its records relating to its business and the Collateral are kept at that location; (iii) all of its Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1; (iv) its tax identification number is correctly set forth in Schedule 3.6.





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Eagle Geophysical Credit Agreement
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                  Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all shareholder interests of each Company other than the Parent Borrower and rights to acquire such shareholder interests, including the amount and record holder thereof and an organizational chart showing the ownership structure of all Subsidiaries of the Parent Borrower.

                   Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by each Company of the Loan Documents and Guarantor Documents to which it is a party, and the borrowings from time to time hereunder by the Borrowers, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of any Company's shareholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Company or of any Company's articles of incorporation and bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Company is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest and the Liens granted under the Security Documents and the Guarantor Documents) upon or with respect to any of the properties now owned or hereafter acquired by any Company.

                  Section 5.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Companies, the other Loan Documents and Guarantor Documents will constitute, the legal, valid and binding obligations of the Companies, enforceable against the applicable Companies in accordance with their respective terms.

                  Section 5.5 Subsidiaries. Except as set forth in Schedule 5.5, no Borrower has any Subsidiaries.

                  Section 5.6 Financial Condition; No Adverse Change. The Parent Borrower has heretofore furnished to the Lender its audited financial statements dated as of December 31, 1997, and its unaudited interim financial statements dated as of November 30, 1998, and those statements fairly present the consolidated financial condition of the Parent Borrower and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in any Borrower's or any Subsidiary's business, properties or condition (financial or otherwise).





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Eagle Geophysical Credit Agreement

                  Section 5.7 Litigation. There are no actions, suits or proceedings pending or, to any Borrower's knowledge, threatened against or affecting any Company or any of its Affiliates or the properties of any Company or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to that Company or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of that Company or any of its Affiliates.

                  Section 5.8 Regulation U. No Company is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  Section 5.9 Taxes. The Companies and their Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Companies and their Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Companies or any Affiliate, as the case may be, are required to be filed, and the Companies and their Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

                  Section 5.10 Titles and Liens. Each Company has good and absolute title to all Collateral, Guarantor Collateral and other collateral described in the collateral reports provided to the Lender and all other properties and assets reflected in the latest financial statements referred to in Section 5.6 and all proceeds thereof, free and clear of all Liens except for Permitted Liens. No financing statement or similar instrument naming any Company as debtor is on file in any office except to perfect only Permitted Liens.

                  Section 5.11 Intellectual Property Rights. Each Company (a) owns or has the exclusive right to use, free and clear of all material Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted; (b) owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, Liens or claims of others; and (c) is not using any confidential information or trade secrets of others. No Company is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, is, or has received notice with respect to, infringing upon or otherwise acting adversely to any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing.





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Eagle Geophysical Credit Agreement

                  Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, no Company maintains or has maintained any Plan. No Company has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. No Company has:

                  (a) Any accumulated funding deficiency within the meaning of ERISA; or

                  (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

                  Section 5.13 Default. Each Company is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on that Company's financial condition, properties or operations.

                  Section 5.14 Environmental Matters.

                  (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Environmental Law" means any governmental
                  statute, regulation, law or ordinance of any jurisdiction domestic or foreign dealing with the protection of human health and the environment.

                           (ii) "Hazardous Substances" means pollutants,
                  contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                  (b) To the Borrowers' best knowledge, there are not present in the Ships or in, on or under the Premises, any Hazardous Substances in such form or quantity as to create any material liability or obligation for any Borrower or the Lender under common law of any jurisdiction or under any Environmental Law (other than Hazardous Substances in the Borrowers' possession in compliance with all applicable laws and pursuant to all required permits), and no Hazardous Substances have ever been stored, spilled, leaked, discharged, emitted or released in or from the Ships or the Premises, or buried under the Premises, in such a way as to create any such liability.

                  (c) To the Borrowers' best knowledge, no Company has disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.





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Eagle Geophysical Credit Agreement
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                  (d) There are not and there never have been any requests,
         claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises, the Ships or any Company, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrowers' best knowledge, no such matter is threatened or impending.

                  (e) To the Borrowers' best knowledge, each Company's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the appropriate Company's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 3 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

                  (f) To the Borrowers' best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

                  (g) The Parent Borrower has and will keep at its headquarters in Houston, Texas, copies of all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises, the Ships or any Company's businesses, and shall make such documents available to the Lender upon request.

                  Section 5.15 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Companies in connection with the Borrowers' request for the Credit Facilities is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

                  Section 5.16 Financing Statements. Each Borrower and Domestic Guarantor has provided to the Lender signed financing statements, which are sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents and the Guarantor Documents to the extent such security interests are capable of being perfected by filing. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral, Guarantor Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate in the United States, unless a sufficient fixture filing is in effect with respect thereto.

                  Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral, Guarantor Collateral or other collateral covered by the Security Documents is (or, in the case of all




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Eagle Geophysical Credit Agreement
future Collateral, Guarantor Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in any Company's records pertaining thereto as being obligated to pay such obligation.

                  Section 5.18 Financial Solvency. Both before and after giving effect to the transactions contemplated in the Loan Documents, no Company:

                  (a) was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

                  (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of that Company are unreasonably small;

                  (c) by executing, delivering or performing its obligations under the Loan Documents, Guarantor Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

                  (d) by executing, delivering or performing its obligations under the Loan Documents, Guarantor Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

                  (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrowers, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                   ARTICLE VI

                        BORROWERS' AFFIRMATIVE COVENANTS

                  So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 6.1 Reporting Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) ANNUAL AUDITED FINANCIAL STATEMENTS. The Parent Borrower will deliver to the Lender as soon as they are available, and in any event within 90 days




                                      -37-
Eagle Geophysical Credit Agreement
         after the end of each fiscal year of the Parent Borrower, the Parent Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Parent Borrower and acceptable to the Lender, which annual financial statements shall include the Parent Borrower's balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include all Subsidiaries of the Parent Borrower, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; and (ii) a certificate of the Parent Borrower's chief financial officer stating (A) that such financial statements have been prepared in accordance with GAAP and fairly represent the Parent Borrower's financial position and the results of its operations, (B) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto, and (C) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Parent Borrower is in compliance with the requirements set forth in Sections 6.14, 6.15, 6.16 and 7.11.

                  (b) MONTHLY UNAUDITED FINANCIAL STATEMENTS. The Parent Borrower will deliver to the Lender as soon as they are available and in any event within 30 days after the end of each month, the Parent Borrower's unaudited/internal balance sheet and statements of income and retained earnings as at the end of and for such month and for the fiscal year-to-date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include all Subsidiaries of the Parent Borrower, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous fiscal year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Parent Borrower's chief financial officer, substantially in the form of Exhibit E hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent the Parent Borrower's financial position and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Parent Borrower is in compliance with the requirements set forth in Sections 6.14, 6.15, 6.16 and 7.11.

                  (c) MONTHLY REPORTS. The Parent Borrower will deliver to the Lender as soon as they are available and in any event within 15 days after the end of each month, agings of the Borrowers' accounts receivable and accounts payable, an accounts receivable reconciliation and a calculation of the Borrowers' Accounts and Eligible Accounts, as at the end of such month or shorter time period.

                  (d) MONTHLY-WEEKLY REPORTS. The Parent Borrower will deliver to the Lender as soon as available and in any event within 15 days after the end of each




                                      -38-
Eagle Geophysical Credit Agreement
         month, or, if the outstanding principal balance of the Note is greater than $-0- and Availability is less than $10,000,000, within two (2) Business Days after the end of each week, any and all receivables schedules, collection reports, cash receipt and deposit records, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold concerning the Companies as the Lender may require.

                  (e) ANNUAL PROJECTIONS. At least 30 days before the beginning of each fiscal year of the Parent Borrower, the Parent Borrower will deliver to the Lender the projected balance sheets and income statements for the Companies for each month of such year, each in reasonable detail, representing the Parent Borrower's good faith projections and certified by the Parent Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Companies for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require.

                  (f) LITIGATION. Immediately after the commencement thereof, the Parent Borrower will give notice in writing to the Lender of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower of the type described in Section 5.14 or which seek a monetary recovery against a Borrower in excess of $250,000.

                  (g) DEFAULTS. As promptly as practicable (but in any event not later than five business days) after an officer of any Company obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or Guarantor Document or any event which constitutes a Default or Event of Default hereunder, the Parent Borrower will give to the Lender notice of such occurrence, together with a detailed statement by a responsible officer of the applicable Company of the steps being taken by that Company to cure the effect of such breach, default or event.

                  (h) REPORTABLE EVENTS. As soon as possible and in any event within 30 days after any Company knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the Parent Borrower will deliver to the Lender a statement of the Parent Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

                  (i) PLAN CONTRIBUTIONS. As soon as possible, and in any event within 10 days after any Company fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the Parent Borrower will deliver to the Lender the statement of the Parent Borrower's chief financial officer setting forth details as to such failure and the action which the Borrowers propose to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation.





                                      -39-
Eagle Geophysical Credit Agreement

                  (j) DISPUTES. Promptly upon knowledge thereof, the Parent Borrower will deliver to the Lender notice of (i) any disputes or claims by any Company's customers exceeding $250,000 individually or $500,000 in the aggregate during any fiscal year; (ii) credit memos for amounts exceeding $50,000 or such lesser amount as will provide the Lender with ten percent (10%) of all credit memos generated on a monthly or yearly basis; (iii) any goods returned to or recovered by any Company;

                  (k) CHANGE IN SENIOR MANAGEMENT. Promptly upon knowledge thereof, the Parent Borrower will deliver to the Lender notice of any change in the persons constituting the Parent Borrower's senior officers and directors.

                  (l) COLLATERAL. Promptly upon knowledge thereof, the Parent Borrower will deliver to the Lender notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or the Guarantor Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof.

                  (m) REPORTS TO OWNERS. Promptly upon their distribution, the Parent Borrower will deliver to the Lender copies of all financial statements, reports and proxy statements which the Parent Borrower shall have sent to its stockholders.

                  (n) SEC REPORTS. Promptly after the sending or filing thereof, the Parent Borrower will deliver to the Lender copies of all regular and periodic reports which any Company shall file with the Securities and Exchange Commission or any national securities exchange.

                  (o) TAX RETURN. As soon as possible, and in any event by not later than April 30th of each year, copies of the Parent Borrower's United States tax return and all schedules thereto.

                  (p) VIOLATION OF LAW. Promptly upon knowledge thereof, the Parent Borrower will deliver to the Lender notice of any Company's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect that Company's business or its financial condition.

                  (q) OTHER INFORMATION. From time to time, with reasonable promptness, the Parent Borrower will deliver to the Lender such other material, reports, records or information as the Lender may request.

                  Section 6.2 Books and Records; Inspection and Examination. The Borrowers will, and will cause each other Company to, keep accurate books of record and account for itself pertaining to the Collateral and Guarantor Collateral and pertaining to that Company's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will, and will cause each other Company to, permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy




                                      -40-
Eagle Geophysical Credit Agreement
any and all corporate and financial books and records of any Company at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to any Company, and to discuss each Company's affairs with any of its directors, officers, employees or agents. Each Borrower will, and will cause each other Company to, permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, Guarantor Collateral, other collateral covered by the Security Documents or any other property of any Company at any time during ordinary business hours.

                  Section 6.3 Account Verification. The Lender may at any time and from time to time send or require the Borrowers to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

                  Section 6.4 Compliance with Laws.

                  (a) Each Borrower will, and will cause each other Company to
         (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral and Guarantor Collateral, and require that others use and keep the Collateral and Guarantor Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                  (b) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will, and will cause each other Company to, comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

                  Section 6.5 Payment of Taxes and Other Claims. Each Borrower will, and will cause each other Company to, pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral or Guarantor Collateral, as applicable) or upon or against the creation, perfection or continuance of the Security Interest or any security interest granted by the Guarantor Documents, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of any Company; provided, that no Company shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.



                                      -41-
Eagle Geophysical Credit Agreement

                  Section 6.6 Maintenance of Properties.

                  (a) Each Borrower will, and will cause each other Company to, keep and maintain the Collateral, Guarantor Collateral and the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent any Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in that Company's judgment, desirable in the conduct of its business and not disadvantageous in any material respect to the Lender as holder of the Obligations.

                  (b) Each Borrower will, and will cause each other Company to, defend the Collateral and Guarantor Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or Guarantor Collateral or any interest therein.

                  (c) Each Borrower will, and will cause each other Company to, keep all Collateral, Guarantor Collateral and other collateral covered by the Security Documents and Guarantor Documents free and clear of all Liens except Permitted Liens.

                  Section 6.7 Ownership of Ships. One of the Borrowers or the Guarantors shall at all times own the Ships. As of the date hereof, the "Austral Horizon" is owned by Austral Horizon, Inc. and the "Atlantic Horizon" is owned by Atlantic Horizon, Inc.

                  Section 6.8 Insurance. Each Borrower will, and will cause each other Company to, obtain and at all times maintain insurance with insurers believed by it to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Companies operate. Without limiting the generality of the foregoing, each Borrower will, and will cause each other Company to, at all times keep all tangible Collateral and Guarantor Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral or Guarantor Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

                  Section 6.9 Preservation of Existence. Each Borrower will, and will cause each other Company to, preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and shall, and shall cause each other Company to, conduct its business in an orderly, efficient and regular manner.



                                      -42-
Eagle Geophysical Credit Agreement

                  Section 6.10 Delivery of Instruments, etc. Upon request by the Lender, the Borrowers will, and will cause the other Companies to, promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral or Guarantor Collateral, duly endorsed or assigned by the applicable Company.

                  Section 6.11 Collateral Account.

                  (a) If, notwithstanding the instructions to debtors to make payments to the Lockbox, any Borrower receives any payments on Receivables, that Borrower shall deposit such payments into the Collateral Account. Until so deposited, each Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

                  (b) Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by any Borrower, except after full payment and discharge of all Obligations.

                  (c) All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may, after allowing one Banking Day, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

                  (d) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrowers will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrowers' commercial account or other account. Each Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by that Borrower.

                  Section 6.12 Ship Mortgages. Upon request by the Lender at any time during a Default Period, the Parent Borrower shall cause each Company then owning an interest in one or more of the Ships to grant the Lender a first priority Lien in the "[Austral][Atlantic] Horizon".

                  Section 6.13 Performance by the Lender. If any Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Parent Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.8 and 6.11, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the applicable Borrower (or, at the Lender's option, in the



                                      -43-
Eagle Geophysical Credit Agreement

Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as that Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of that Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by that Borrower under this Section 6.13.

                  Section 6.14 Minimum Consolidated EBITDA Coverage Ratio. The Parent Borrower will maintain its Consolidated EBITDA Coverage Ratio, determined as of the end of each month at not less than the amount set forth below opposite such month:

                                               Minimum Consolidated
          Month Ending                        EBITDA Coverage Ratio
 ----------------------------------     -----------------------------------
         March 31, 1999                                   1.50 to 1.00
         April 30, 1999                                   1.50 to 1.00
          May 31, 1999                                    1.50 to 1.00
         June 30, 1999                                    1.45 to 1.00
         July 31, 1999                                    1.45 to 1.00
        August 31, 1999                                   1.45 to 1.00
      September 30, 1999                                  1.30 to 1.00
       October 31, 1999                                   1.30 to 1.00
       November 30, 1999                                  1.30 to 1.00
     December 31, 1999 and                                1.50 to 1.00
          thereafter



                  Section 6.15 Minimum Consolidated Modified Tangible Net Worth. The Parent Borrower will maintain its Consolidated Modified Tangible Net Worth, determined as of the end of each month, at not less than $57,500,000, increased each year on the date the Lender receives the Parent Borrower's annual financial statements, by the amount of positive Consolidated Net Income for the prior fiscal year.


                                      -44-
Eagle Geophysical Credit Agreement

                  Section 6.16 Minimum Consolidated Current Ratio. The Parent Borrower will maintain its Consolidated Current Ratio, determined as of the end of each month at not less than the ratio set forth below:

                                             Minimum Consolidated
               Fiscal Quarter Ending            Current Ratio
       ------------------------------------  ----------------------
                March 31, 1999                    0.95 to 1.00
                June 30, 1999                     0.95 to 1.00
                September  30, 1999               1.00 to 1.00
                December 31, 1999 and             1.10 to 1.00
                thereafter



                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers agree that, without the Lender's prior written consent:

                  Section 7.1 Liens. The Borrowers will not, and will not permit any other Company to, create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                  (a) in the case of any of a Company's property which is not Collateral, Guarantor Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with that Company's business or operations as presently conducted;

                  (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in
         Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

                  (c) the Security Interest and liens and security interests created by the Security Documents and Guarantor Documents; and

                  (d) purchase money security interests relating to the acquisition of machinery and equipment of a Company not exceeding the lesser of cost or fair market value thereof, not exceeding $500,000 for any one purchase or $5,000,000 in the aggregate during any fiscal year and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

                  (e) Liens representing the interest or title of lessors under Capitalized Lease Obligations.


                                      -45-
Eagle Geophysical Credit Agreement

                  (f) Liens securing Hedging Obligations permitted to be incurred pursuant to Section 7.2(d).

                  (g) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money).

                  (h) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Parent Borrower or any Restricted Subsidiary incurred in the ordinary course of business.

                  (i) Statutory Liens or landlords', maritime, carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings.

                  (j) Liens incidental to the conduct by the Parent Borrower or its Restricted Subsidiaries of Multi-Client Surveys (including without limitation, licenses, participation rights, rebate or revenue sharing obligations, joint ownership, or similar encumbrances), provided that such Liens have not arisen in connection with the incurrence of Debt.

                  (k) Any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing Subsections (a) through
         (j); provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

                  Section 7.2 Indebtedness. The Borrowers will not, and will not permit any other Company to, incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on any Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness of a Company in existence on the date hereof and indebtedness that a Company intends to incur within the next three
         (3) months, as described in Schedule 7.2 hereto;

                  (c) indebtedness relating to Permitted Liens; and

                  (d) Debt of the Parent Borrower or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business.





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Eagle Geophysical Credit Agreement

                  Section 7.3 Guaranties. No Borrower will, and will not permit any Other Company to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by a Company for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

                  Section 7.4 Investments and Subsidiaries.

                  (a) The Borrowers will not, and will not permit any other Company to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                           (i) investments in direct obligations of the United
                  States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                           (ii) investments in Subsidiaries existing on the date
                  hereof;

                           (iii) travel advances or loans to a Company's
                  officers and employees not exceeding at any one time an aggregate of $50,000; and

                           (iv) advances in the form of progress payments,
                  prepaid rent not exceeding three (3) months or security deposits.

                  (b) The Borrowers will not, and will not permit any other Company to, create or permit to exist any Subsidiary, other than the Subsidiaries in existence on the date hereof and listed in Schedule 5.5.

                  Section 7.5 Dividends. The Parent Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Parent Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.



                                      -47-
Eagle Geophysical Credit Agreement

                  Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. No Borrower will, or will permit any other Company to, sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or Guarantor Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business, and no Borrower will, or will permit any other Company to, liquidate, dissolve or suspend business operations. The Borrowers will not, and will not permit any other Company to, in any manner transfer any property without prior or present receipt of full and adequate consideration; provided, however, that the Borrowers may sell for nominal consideration or abandon all equipment installed on the ship "Discoverer".

                  Section 7.7 Intellectual Property. No Borrower will, or will permit any other Company to, sell, assign or grant licenses to use, any of its applications for patents, patents, copyrights, trademarks, trade secrets, trade names or other intellectual property to any other Person without prior or present receipt of full and adequate consideration.

                  Section 7.8 Consolidation and Merger; Asset Acquisitions. The Parent Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

                  Section 7.9 Sale and Leaseback. No Borrower will, or will permit any other Company to, enter into any arrangement, directly or indirectly, with any other Person whereby such Company shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  Section 7.10 Restrictions on Nature of Business. No Borrower will, or will permit any other Company to, engage in any line of business materially different from that presently engaged in by that Company and no Borrower will, or will permit any other Company to, purchase, lease or otherwise acquire assets not related to its business.

                  Section 7.11 Capital Expenditures. The Companies will not incur or contract to incur Capital Expenditures of more than $37,000,000 in the aggregate during the fiscal year ending December 31, 1999.

                  Section 7.12 Accounting. The Borrowers will not, and will not permit any other Company to, adopt any material change in accounting principles other than as required by GAAP. No Borrower will, or will permit any other Company to, adopt, permit or consent to any change in its fiscal year.

                  Section 7.13 Discounts, etc. No Borrower will, or permit any other Company to, after notice from the Lender, grant any discount, credit or allowance to any customer or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of a Company.



                                      -48-
Eagle Geophysical Credit Agreement

                  Section 7.14 Defined Benefit Pension Plans. No Borrower will, or will permit any Company to, adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.12.

                  Section 7.15 Other Defaults. No Borrower will, or will permit any other Company to, permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon it.

                  Section 7.16 Place of Business; Name. Without giving the Lender 30 days prior written notice, no Borrower will, or will permit any other Company to, (a) transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location; (b) permit any tangible Collateral or Guarantor Collateral or any records pertaining to the Collateral or Guarantor Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest and the Liens granted under the Security Documents and the Guarantor Documents; and (c) no Borrower will, or will permit any other Company to, change its name.

                  Section 7.17 Organizational Documents. Without giving the Lender 30 days prior written notice, no Borrower will, or will permit any other Company to, amend its articles of incorporation, bylaws, partnership agreement, limited liability company organizational documents or similar documents in any manner which would affect the existence, priority or perfection of the Lender's Liens in each Company's assets or the Lender's ability to enforce its rights and remedies under this Agreement.

                  Section 7.18 Salaries. No Borrower will, or will permit any other Company to, pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

                  Section 7.19 Change of Control. The Parent Borrower will not permit a Change of Control to occur.

                  Section 7.20 Transactions with Affiliates. No Borrower will, or will permit any other Company to, enter into any transaction with another Company or any Affiliate on terms that are less favorable than could be obtained in an arms-length transaction with a Person that is not an Affiliate or a Company.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

                  Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:




                                      -49-
Eagle Geophysical Credit Agreement

                  (a) Default for more than five (5) Banking Days in the payment of the Obligations when they become due and payable;


                  (b) Failure to pay for more than five (5) Banking Days any amount specified in Section 2.4 relating to the Borrowers' Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under Section 2.5;

                  (c) Default for more than five (5) Banking Days in the payment of any fees, commissions, costs or expenses required to be paid by the Borrowers under this Agreement;

                  (d) Default in the performance of any covenant set forth in
         Section 6.1 for more than 10 (ten) Banking Days.

                  (e) Default in the performance, or breach, of any covenant or agreement of the Borrowers contained in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with);

                  (f) The senior management (including without limitation, the president, the executive vice president, any vice president and the chief financial officer) of the Parent Borrower shall change;

                  (g) Any Borrower or any Guarantor shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower or such Guarantor, as the case may be; or any Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any Guarantor;

                  (h) A petition shall be filed by a Borrower or any Guarantor under the United States Bankruptcy Code naming a Borrower or such Guarantor as debtor;

                  (i) A petition shall be filed against a Borrower or any Guarantor under the United States Bankruptcy Code naming a Borrower or a Guarantor as debtor and (A) the applicable Borrower or Guarantor shall fail to oppose such petition for more than five (5) days or (B) an order for relief shall be entered or (C) 60 days shall elapse from the date such petition is filed;



                                      -50-
Eagle Geophysical Credit Agreement

                  (j) Any representation or warranty made by a Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by a Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

                  (k) The rendering against any Borrower of a final judgment, decree or order for the payment of money in excess of $250,000 for any single occurrence or $500,000 in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

                  (l) A default under any bond, debenture, note or other evidence of indebtedness exceeding $100,000 of any Borrower owed to any Person other than the Lender (including without limitation the Senior Notes), or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

                  (m) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Parent Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or any Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or any Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on any Borrower's assets in favor of the Plan;

                  (n) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrowers hereunder or under any note;

                  (o) Any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

Eagle Geophysical Credit Agreement

                  (p) Any Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

                  (q) Default in the payment of any amount owed by any Borrower to the Lender other than any indebtedness arising hereunder;

                  (r) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

                  (s) Any event or circumstance with respect to any Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by any Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of any Borrower shall occur; or

                  (t) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender.

                  Section 8.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

                  (a) the Lender may, by notice to the Parent Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

                  (b) the Lender may, by notice to the Parent Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;

                  (c) the Lender may, without notice to the Parent Borrower and without further action, apply any and all money owing by the Lender to the Borrowers to the payment of the Obligations;

                  (d) the Lender may make demand upon the Borrowers and, forthwith upon such demand, the Borrowers will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.21 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

                  (e) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof,




                                      -52-
Eagle Geophysical Credit Agreement
         proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (g) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (g) or (h) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

                  Section 8.3 Certain Notices. If notice to the Borrowers of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                                   ARTICLE IX

                                  Miscellaneous

                  Section 9.1 No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  Section 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

                  Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by


                                      -53-
Eagle Geophysical Credit Agreement
telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

                  If to any Borrower:

                  Eagle Geophysical, Inc.
                  2603 Augusta, 14th Floor
                  Houston Texas 77057
                  Telecopier: 713-243-6281
                  Attention: Richard W. McNairy

                  If to the Lender:

                  Norwest Business Credit, Inc.
                  6100 Bandera Road, Suite SL 100
                  San Antonio, Texas  78238
                  Telecopier: 210-856-8989
                  Attention: Alan Neis

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

                  Section 9.4 Further Documents. The Borrowers will, and will cause each other Company to, from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents and Guarantor Documents (but any failure to request or assure that a Company executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents, Guarantor Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

                  Section 9.5 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve,




                                      -54-
Eagle Geophysical Credit Agreement
protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights any Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.


                  Section 9.6 Costs and Expenses. The Borrowers shall pay on demand all costs and expenses, including (without limitation) reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letters of Credit, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

                  Section 9.7 Indemnity. In addition to the payment of expenses pursuant to Section 9.6, the Borrowers shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):
                           (i) any and all transfer taxes, documentary taxes,
                  assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                           (ii) any claims, loss or damage to which any
                  Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

                           (iii) any and all other liabilities, losses, damages,
                  penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify,




                                      -55-
Eagle Geophysical Credit Agreement
defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers' obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrowers' other obligations hereunder.

                  Section 9.8 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns. The Lender will not sell any participation interest in the Obligations to any competitor of the Borrowers or to any financial institution not organized under the laws of one of the States or the United States of America.

                  Section 9.9 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                  Section 9.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrowers and their Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding the Borrowers and their Affiliates, and the Borrowers waive any right of confidentiality they may have with respect to such exchange of such information.

                  Section 9.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  Section 9.12 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. THE PARTIES AGREE THAT THE LAW OF THE STATE OF MINNESOTA (OTHER THAN CONFLICT OF LAWS RULES OF THE STATE OF MINNESOTA) SHALL BE APPLICABLE TO AND GOVERN ALL ASPECTS OF THIS TRANSACTION




                                      -56-
Eagle Geophysical Credit Agreement

AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES AGREE THAT ALL DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ALL MATTERS PERTAINING TO THE VALIDITY OR ENFORCEABILITY OF SUCH DOCUMENTS AND AGREEMENTS AS WELL AS ALL MATTERS PERTAINING TO THE INTERPRETATION OR CONSTRUCTION OF SUCH DOCUMENTS AND AGREEMENTS, SHALL BE DETERMINED UNDER AND GOVERNED BY THE LAWS (OTHER THAN CONFLICT OF LAWS RULES) OF THE STATE OF MINNESOTA. FURTHER, THE PARTIES AGREE THAT THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS AND THE SUBJECT MATTER OF SUCH TRANSACTIONS BEAR A REASONABLE RELATION TO THE STATE OF MINNESOTA. THE PARTIES HERETO HEREBY (I) CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MINNESOTA IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AGREEMENT; (II) WAIVE ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT, (III) AGREE THAT ANY LITIGATION INITIATED BY THE LENDER OR ANY BORROWER IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE VENUED IN EITHER THE DISTRICT COURT OF HENNEPIN COUNTY, MINNESOTA, OR THE UNITED STATES DISTRICT COURT, DISTRICT OF MINNESOTA, FOURTH DIVISION; AND (IV) AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.


                                      -57-
Eagle Geophysical Credit Agreement

                  THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS
AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

NORWEST BUSINESS CREDIT, INC.                EAGLE GEOPHYSICAL, INC., EAGLE
                                             GEOPHYSICAL ONSHORE, INC., EAGLE
                                             GEOPHYSICAL OFFSHORE, INC.,
                                             EAGLE GEOPHYSICAL ROYALTY, INC.
By /s/ Alan Neis                             (F/K/A EAGLE GEOPHYSICAL
   --------------------------------------    LEASING, INC.), EAGLE GEOPHYSICAL
   Alan Neis                                 DE MEXICO, INC., EAGLE FRONT END
   Its Vice President                        SERVICES, INC., EAGLE GEOPHYSICAL
                                             MANAGEMENT, INC., EAGLE
                                             GEOPHYSICAL GOM, INC., EAGLE
                                             GEOPHYSICAL DE COLOMBIA, INC.,
                                             EAGLE GEOPHYSICAL DE PERU, INC.,
                                             AUSTRAL HORIZON, INC., ATLANTIC
                                             HORIZON, INC., EAGLE GEOPHYSICAL
                                             DE BOLIVIA, INC., EAGLE
                                             GEOPHYSICAL DE ARGENTINA, INC.
                                             AND EAGLE GEOPHYSICAL DE
                                             ECUADOR, INC.



                                             By  /s/ Richard W. McNairy
                                                 ------------------------------
                                                 Richard W. McNairy
                                                 Its Vice President

EAGLE FRONT END SERVICES, LTD.

By  EAGLE GEOPHYSICAL
    MANAGEMENT, INC.
    Its General Partner

    By /s/ Richard W. McNairy
       ----------------------------------
       Richard W. McNairy
       Its Vice President

Eagle Geophysical Credit Agreement

                         Table of Exhibits and Schedules

      Exhibit A                    Form of Revolving Note

      Exhibit B                    Form of Notice of Borrowing

      Exhibit C                    Form of Notice of Conversion

      Exhibit D                    Form Of Notice to Continue Eurodollar Rate
                                        Advance

      Exhibit E                    Form of Compliance Certificate

      Exhibit F                    Premises





      Schedule 2.24                Sources and Uses of Funds

      Schedule 3.6                 Financing Statement Information

      Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

      Schedule 5.2                 Capital Stock

      Schedule 5.5                 Subsidiaries

      Schedule 7.1                 Permitted Liens

      Schedule 7.2                 Permitted Indebtedness and Guaranties

                   EXHIBIT A TO CREDIT AND SECURITY AGREEMENT

                                 REVOLVING NOTE

 $20,000,000                                                  San Antonio, Texas
                                                                  March 26, 1999

                  For value received, the undersigned, EAGLE GEOPHYSICAL, INC., a Delaware corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of Norwest Business Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Million Dollars and No Cents ($20,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

EAGLE FRONT END SERVICES, LTD.                 EAGLE GEOPHYSICAL, INC., EAGLE
                                               GEOPHYSICAL ONSHORE, INC., EAGLE
By EAGLE GEOPHYSICAL                           GEOPHYSICAL OFFSHORE, INC.,
     MANAGEMENT, INC.                          EAGLE GEOPHYSICAL ROYALTY, INC.
     Its General Partner                       (F/K/A EAGLE GEOPHYSICAL
                                               LEASING, INC.), EAGLE GEOPHYSICAL
     By                                        DE MEXICO, INC., EAGLE FRONT END
         ------------------------------        SERVICES, INC., EAGLE GEOPHYSICAL
         Richard W. McNairy                    MANAGEMENT, INC., EAGLE
         Its Vice President                    GEOPHYSICAL GOM, INC., EAGLE
                                               GEOPHYSICAL DE COLOMBIA, INC.,
                                               EAGLE GEOPHYSICAL DE PERU, INC.,
                                               AUSTRAL HORIZON, INC., ATLANTIC
                                               HORIZON, INC., EAGLE GEOPHYSICAL
                                               DE BOLIVIA, INC., EAGLE
                                               GEOPHYSICAL DE ARGENTINA, INC.
                                               AND EAGLE GEOPHYSICAL DE
                                               ECUADOR, INC.



                                               By
                                                 ------------------------------
                                                  Richard W. McNairy
                                                  Its Vice President




Eagle Geophysical - Revolving Promissory Note

                   EXHIBIT B TO CREDIT AND SECURITY AGREEMENT

                               NOTICE OF BORROWING

                             _____________, _______

TO:               Norwest Business Credit, Inc.
                  6100 Bandera Road, Suite SL 100
                  San Antonio, Texas  78238
                  Telecopier: 210-856-8989
                  Attention: Mr. Alan Neis

                  We refer to that certain Credit and Security Agreement dated as of March 26, 1999 (as amended or modified to date, the "Credit and Security Agreement") by and among Eagle Geophysical, Inc., Eagle Geophysical Onshore, Inc, Eagle Geophysical Offshore, Inc., Eagle Geophysical Royalty, Inc. (f/k/a Eagle Geophysical Leasing, Inc.), Eagle Geophysical de Mexico, Inc., Eagle Front End Services, Inc., Eagle Geophysical Management, Inc., Eagle Geophysical GOM, Inc., Eagle Front End Services, Ltd., Eagle Geophysical de Colombia, Inc., Eagle Geophysical de Peru, Inc., Austral Horizon, Inc., Atlantic Horizon, Inc., Eagle Geophysical de Bolivia, Inc., Eagle Geophysical de Argentina, Inc. and Eagle Geophysical de Ecuador, Inc. and Norwest Business Credit, Inc. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit and Security Agreement.

                  Pursuant to Section 2.7 of the Credit and Security Agreement, we hereby request or confirm our request for an Advance on the date, of the type(s) and in the amount(s) specified below.

                                                                         Interest Period
                                                                           (Eurodollar
Borrowing Request       Type of Advance         Date of Borrowing        Advances Only)
-----------------       ---------------         -----------------       -----------------
$

                                                EAGLE GEOPHYSICAL, INC.



                                                By
                                                  ------------------------------

--------------------------------------------------------------------------------
                                                  Its
                                                     ---------------------------

                   EXHIBIT C TO CREDIT AND SECURITY AGREEMENT

                NOTICE OF CONVERSION TO EURODOLLAR RATE ADVANCES


                             _____________, _______

TO:               Norwest Business Credit, Inc.
                  6100 Bandera Road, Suite SL 100
                  San Antonio, Texas  78238
                  Telecopier: 210-856-8989
                  Attention: Mr. Alan Neis

                  We refer to that certain Credit and Security Agreement dated as of March 26, 1999 (as amended or modified to date, the "Credit and Security Agreement") by and among Eagle Geophysical, Inc., a Delaware corporation, Eagle Geophysical Onshore, Inc, Eagle Geophysical Offshore, Inc., Eagle Geophysical Royalty, Inc. (f/k/a Eagle Geophysical Leasing, Inc.), Eagle Geophysical de Mexico, Inc., Eagle Front End Services, Inc., Eagle Geophysical Management, Inc., Eagle Geophysical GOM, Inc., Eagle Front End Services, Ltd., Eagle Geophysical de Colombia, Inc., Eagle Geophysical de Peru, Inc., Austral Horizon, Inc., Atlantic Horizon, Inc., Eagle Geophysical de Bolivia, Inc., Eagle Geophysical de Argentina, Inc. and Eagle Geophysical de Ecuador, Inc. and Norwest Business Credit, Inc. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit and Security Agreement.
                  Pursuant to Section 2.8 of the Credit and Security Agreement, we hereby request or confirm our request that Floating Rate Advances in the aggregate amounts specified below be converted on the date(s) and for the Interest Period(s) specified below.


    Amount of Floating Rate
    Advances To Be Converted            Date of Conversion            Interest Period
----------------------------------    -----------------------      --------------------
$


                                             EAGLE GEOPHYSICAL, INC.

                                             By
                                               --------------------------------
                                               Its
                                                  -----------------------------


                                       -1-
Term Note

                   EXHIBIT D TO CREDIT AND SECURITY AGREEMENT

                      NOTICE TO CONTINUE EURODOLLAR FUNDING


                             _____________, _______

TO:               Norwest Business Credit, Inc.
                  6100 Bandera Road, Suite SL 100
                  San Antonio, Texas  78238
                  Telecopier: 210-856-8989
                  Attention: Mr. Alan Neis

                  We refer to that certain Credit and Security Agreement dated as of March 26, 1999 (as amended or modified to date, the "Credit and Security Agreement") by and among Eagle Geophysical, Inc., a Delaware corporation, Eagle Geophysical Onshore, Inc, Eagle Geophysical Offshore, Inc., Eagle Geophysical Royalty, Inc. (f/k/a Eagle Geophysical Leasing, Inc.), Eagle Geophysical de Mexico, Inc., Eagle Front End Services, Inc., Eagle Geophysical Management, Inc., Eagle Geophysical GOM, Inc., Eagle Front End Services, Ltd., Eagle Geophysical de Colombia, Inc., Eagle Geophysical de Peru, Inc., Austral Horizon, Inc., Atlantic Horizon, Inc., Eagle Geophysical de Bolivia, Inc., Eagle Geophysical de Argentina, Inc. and Eagle Geophysical de Ecuador, Inc. and Norwest Business Credit, Inc. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit and Security Agreement.
                  Pursuant to Section 2.9 of the Credit and Security Agreement, we hereby request or confirm our request that Eurodollar Rate Advances in the aggregate amount(s) specified below be renewed on the date(s) and for the Interest Period(s) specified below.

     Amount of Eurodollar Rate                   Date of
      Advances to be Renewed             Expiring Interest Period          New Interest Period
------------------------------------  -----------------------------     ------------------------
$



                                            EAGLE GEOPHYSICAL, INC.



                                            By
                                              ---------------------------------

-------------------------------------------------------------------------------
                                              Its
                                                 ------------------------------

                   EXHIBIT E TO CREDIT AND SECURITY AGREEMENT

                             COMPLIANCE CERTIFICATE

To:                        Alan Neis
                           Norwest Business Credit, Inc.

Date:                      __________________, 199___

Subject:                   Eagle Geophysical, Inc.
                           Financial Statements

                  In accordance with our Credit and Security Agreement dated as of March 26, 1999 (the "Credit Agreement"), attached are the financial statements of Eagle Geophysical, Inc. (the "Parent Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

                  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Parent Borrower's financial condition and the results of its operations as of the date thereof.

Events of Default. (Check one):

                  [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

                  [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.14(c) the Lender may impose the Default Rate at any time during the resulting Default Period.

Financial Covenants. I further hereby certify as follows:

                  1. Minimum Consolidated EBITDA Coverage Ratio. Pursuant to
         Section 6.14 of the Credit Agreement, as of the Reporting Date, the Parent Borrower's Consolidated EBITDA Coverage Ratio was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be no less than _____ to 1.00 on the Reporting Date as set forth below:

                                                   Minimum Consolidated
                    Month Ending                   EBITDA Coverage Ratio
           ---------------------------------    --------------------------
                   March 31, 1999                            1.50 to 1.00
                   April 30, 1999                            1.50 to 1.00
                    May 31, 1999                             1.50 to 1.00
                   June 30, 1999                             1.45 to 1.00
                   July 31, 1999                             1.45 to 1.00
                  August 31, 1999                            1.45 to 1.00
                September 30, 1999                           1.30 to 1.00
                 October 31, 1999                            1.30 to 1.00
                 November 30, 1999                           1.30 to 1.00
              December 31, 1999 and                          1.50 to 1.00
                    thereafter



                  2. Minimum Consolidated Modified Tangible Net Worth. Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, the Parent Borrower's Consolidated Modified Tangible Net Worth was $____________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $57,500,000 plus the amount of positive net income for each fiscal year ending after December 31, 1998.

                  3. Minimum Consolidated Current Ratio. Pursuant to Section
         6.14 of the Credit Agreement, as of the Reporting Date, the Parent Borrower's Consolidated Current Ratio was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be no less than __________ to 1.0 on the Reporting Date as set forth below:

                                             Minimum Consolidated
          Fiscal Quarter Ending                 Current Ratio
     -------------------------------     ---------------------------
       March 31, 1999                       0.95 to 1.00
       June 30, 1999                        0.95 to 1.00
       September  30, 1999                  1.00 to 1.00
       December 31, 1999 and                1.10 to 1.00
       thereafter



Compliance Certificate                  -2-

                  4. Capital Expenditures. Pursuant to Section 7.11 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrowers have expended or contracted to expend during the _____________ year ended ______________, 199___, for Capital
         Expenditures, $__________________ in the aggregate and at most $______________ in any one transaction, which [ ] satisfies [ ] does not satisfy the requirement that such expenditures not exceed $__________ in the aggregate and $___________ for any one transaction during such year.

                  Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                            EAGLE GEOPHYSICAL, INC.



                                            By
                                              ---------------------------------
                                              Its
                                                 ------------------------------



Compliance Certificate                   -3-

                   EXHIBIT F TO CREDIT AND SECURITY AGREEMENT

                                    Premises

The Premises referred to in the Credit and Security Agreement are legally described as follows:



                         [To be completed by Borrowers]